UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2010

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 15, 2010, at which stockholders considered and approved the following items:

Election of Directors	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Class A. Nominees:
R. Brad Martin	54,240,985	707,072	3,248,389
Frank R. Mori	54,257,224	690,833	3,248,389
J.C. Watts, Jr.	54,230,212	717,845	3,248,389
Nick White	54,238,613	709,444	3,248,389

Class B Nominees:
Robert C. Connor	4,010,760	—	—
Alex Dillard	4,010,760	—	—
Mike Dillard	4,010,760	—	—
William Dillard, II	4,010,760	—	—
James I. Freeman	4,010,760	—	—
H. Lee Hastings, III	4,010,760	—	—
Drue Matheny	4,010,760	—	—
Warren A. Stephens	4,010,760	—	—

Other Proposal	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for fiscal 2010.	61,913,352	261,789	32,065

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: May 18, 2010	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer